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                                                                   Exhibit 10.19

                       THE NORTH AMERICAN COAL CORPORATION

                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN

                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

          WHEREAS, The North American Coal Corporation (the "Company") is the sponsor of the Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries (the "Pension Plan"); and

          WHEREAS, certain provisions of the Internal Revenue Code of 1986, as amended, placed certain limitations on the amount of benefits that would otherwise be made available under the Pension Plan for certain participants; and

          WHEREAS, the Company and other participating employers desired to provide the benefits that would otherwise have been payable to such participants under the Pension Plan except for such limitations; and

          WHEREAS, effective as of August 31, 1994, (1) The NACCO Industries, Inc. ("NACCO") $200,000 Cap Plan was merged into and became a part of The NACCO Industries, Inc. Supplemental Retirement Benefit Plan (the "Plan"), (2) sponsorship of the merged Plan was transferred from NACCO to the Company, and
(3) the Plan was renamed as "The North American Coal Corporation Supplemental Retirement Benefit Plan;" and

          WHEREAS, effective as of December 31, 1993, benefits under the Pension Plan for NACCO employees were frozen, except for certain cost-of-living adjustments ("COLAs"); and

          WHEREAS, effective as of December 31, 2004, benefits under the Pension Plan for the majority of the employees of the Company and all other participating employers were also frozen, except for certain COLAs (including the benefits of all of the employees who are Participants in this Plan); and

          WHEREAS, benefits under this Plan were temporarily frozen as of December 31, 2004 as a result of the enactment of the American Jobs Creations Act (the "AJCA").

          NOW, THEREFORE, the Company hereby amends and restates the Plan, effective as of January 1, 2005, in order to lift the temporary benefit freeze and to bring the Plan into compliance with the requirements of the AJCA.

NA Coal NQ/SERP JOBS Act Restatement

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                                    ARTICLE I
                                     PREFACE

     Section 1.1 Effective Date. The original effective date of the Plan was January 1, 1983. The effective date of this amendment and restatement of the Plan is January 1, 2005.

     Section 1.2 Purpose of the Plan. The purpose of this Plan is to provide additional retirement benefits for certain management and highly compensated employees of the Company (and other participating Employers).

     Section 1.3 Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

     Section 1.4 Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural, unless otherwise clearly required by the context.

     Section 1.5 Severability. If any provision of this Plan or the application thereof to any circumstances(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

     Section 1.6 American Jobs Creation Act (AJCA).

          (a) Any Supplemental Retirement Benefit (or portion thereof) that was vested and deferred prior to January 1, 2005 and that qualifies for "grandfathered status" under Section 409A of the Code (determined in accordance with the regulations issued thereunder) shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of
Section 409A to the Code, shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005 and shall be referred to herein as the "Grandfathered Supplemental Retirement Benefits".

          (b) The portion of a Participant's Supplemental Retirement Benefit that does not qualify for "grandfathered status" under Section 409A of the Code is intended to comply with the provisions of Section 409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount of Supplemental Retirement Benefit accrued hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Participants and shall be referred to herein as the "Non-Grandfathered Supplemental Retirement Benefits."

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                                   ARTICLE II
                                  DEFINITIONS

     Section 2.1 Words and phrases used herein with initial capital letters which are defined in a Pension Plan are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

     (1). "Actual Pension Plan Benefit" shall mean the amount of the monthly benefit in fact payable to the Participant or his Beneficiary under the Pension Plan.

     (2). "Beneficiary".

          (a) In General. The term "Beneficiary" shall mean the person who is entitled to receive part or all of a pension or other benefit payable with respect to the Participant under a Pension Plan.

          (b) Change of Beneficiaries. Notwithstanding the foregoing, each Participant may at any time and from time to time, before and after retirement, change his Beneficiary hereunder without the consent of any existing Beneficiary or any other person. Therefore, the Beneficiary under the Plan need not be the same as the Beneficiary under the Pension Plan. However, as described in Subsection (c) of this Section, the Beneficiary under the Pension Plan shall be used as the "measuring life" for purposes of the amount and duration of the Supplemental Retirement Benefits payable to any Beneficiary hereunder. The change of a Beneficiary under the Plan may be made, and may be revoked, only by an instrument (in a form acceptable to the Company) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provided to the contrary.

          (c) Effect of Change of Beneficiary. Supplemental Retirement Benefits shall be payable to a Beneficiary hereunder only so long as Actual Pension Plan Benefits are being paid to the Beneficiary under the Pension Plan. In the event that the Beneficiary hereunder is different than the Beneficiary under the Pension Plan, (i) if the Beneficiary hereunder dies after the Participant but while the Beneficiary under the Pension Plan is still living, any remaining payments hereunder shall be payable, as they come due, to the estate of the Beneficiary hereunder or, if applicable, to the contingent Beneficiary designated hereunder by the Participant, (ii) if the Beneficiary hereunder predeceases the Beneficiary under the Pension Plan and the Participant, the Beneficiary hereunder shall revert to the Beneficiary last effectively designated under the Pension Plan unless and until the Participant again makes a change of Beneficiary pursuant to Subsection (b) above, and (iii) if the Beneficiary under the Pension Plan predeceases the Beneficiary hereunder, Supplemental Retirement Payments hereunder shall cease.

          (d) Community Property States. In states with community property laws, a Participant may designate someone other than his Spouse as his Beneficiary hereunder to the extent of such Spouse's community property interest in the Supplemental Retirement Payments, or revoke or change his Beneficiary designation hereunder to such extent, only with the consent of his Spouse. To the extent necessary, the provisions of this Subsection (d) shall apply to each

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person who is or was a Spouse of a Participant regardless of whether the
Participant and such person are married at the applicable time. Notwithstanding the foregoing, however, a Participant's present or former Spouse shall have no greater rights under this Plan than such Spouse has pursuant to the applicable state community property laws.

     (3). "Code" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

     (4). "Code Limitations" shall mean the limitations imposed by Sections 401(a)(17) and 415 of the Code, or any successor(s) thereto, on the amount of the benefits which may be payable to a Participant from the Pension Plan.

     (5). "Compensation". Effective January 1, 1995, Compensation shall have the same meaning as under the Pension Plan, except that Compensation (a) shall not be subject to the dollar limitation imposed by Code Section 401(a)(17) and (b) shall be deemed to include the amount of compensation deferred by a Participant under The North American Coal Corporation Deferred Compensation Plan for Management Employees.

     (6). "Employer(s)" shall mean the Company and/or any other member of the Controlled Group that has previously adopted this Plan.

     (7). "Key Employee" shall mean a key employee, as defined in Code Section 416(i) (without regard to paragraph (5) thereof) of an Employer, as long as the stock of NACCO (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Employee's Termination of Employment. Key Employees are identified on a Controlled Group-wide basis and include non-resident alien Employees (whether or not such Employees are eligible to participate in the Plan). The selected identification date for Key Employees is December 31st. As such, any Employee who is classified by the Company as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing the following April 1st. The Company shall have the sole and absolute discretion to classify Employees as Key Employees hereunder. To the extent determined by the Company, such classification may include up to 75 highly compensated Employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

     (8). "Minimum Benefit" shall mean the amount of a Participant's "excess retirement benefit" under The NACCO Industries, Inc. $200,000 Cap Plan as of August 31, 1994.

     (9). "Participant" shall mean each Employee of an Employer (a) who is either a highly compensated or a management employee, (b) who is a participant in a Pension Plan, and (c) who, as a result of participation in this Plan, is entitled to a Supplemental Retirement Benefit under this Plan. Upon a termination of employment with the Controlled Group, a former Participant shall remain as an inactive Participant until all vested Supplemental Retirement Benefits have been paid to him or his Beneficiary.

     (10). "Pension Plan" shall mean The NACCO Industries, Inc. Pension Plan for Salaried Employees (terminated November 30, 1986), or Part I of the Combined Defined Benefit Plan for

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NACCO Industries, Inc. and Its Subsidiaries, which includes The NACCO
Industries, Inc. Pension Plan for Salaried Employees which was merged into such plan on December 31, 1993) ("Plan 005"). Pension accruals under Plan 005 for employees of NACCO Industries, Inc. were generally frozen as of December 31, 1993 and pension accruals under Plan 005 for employees of all other Employers were generally frozen as of December 31, 2004; provided that such frozen benefits are increased by a specified percentage for each year until the employee terminates employment with the Controlled Group (in accordance with the terms of Plan 005).

     (11). "Plan" shall mean The North American Coal Corporation Supplemental Retirement Benefit Plan, as it may be amended from time to time.

     (12). "Plan 006 Participants" shall mean those Participant (a) who were participants in The NACCO Industries, Inc. Pension Plan for Salaried Employees on December 31, 1993, (b) who were employed by NACCO Industries, Inc. on December 31, 1993 or who transferred employment from NACCO Industries, Inc. to another Controlled Group Member during 1993, and (c) whose Compensation exceeded $100,000 for the 1993 Plan Year.

     (13). "Supplemental Retirement Benefit" shall mean the retirement benefits determined under Article III.

     (14) "Termination of Employment" shall mean a separation of service as defined under Code Section 409A (and the regulations and other guidance issued thereunder).

                                  ARTICLE III
                         SUPPLEMENTAL RETIREMENT BENEFIT

     Section 3.1 Amount of Supplemental Retirement Benefit.

          (1) Eligibility. Each Participant or Beneficiary of a deceased Participant (a) whose benefits under the Pension Plan payable on or after the Effective Date were reduced due to the Code Limitations, or (b) who is or was a Participant in The North American Coal Corporation Deferred Compensation Plan for Management Employees who defers Compensation thereunder on or after the Effective Date, shall be entitled to a Supplemental Retirement Benefit, which shall be determined as hereinafter provided.

          (2) Amount. The Supplemental Retirement Benefit shall be a monthly retirement benefit equal to the difference between (a) the amount of the monthly benefit payable to the Participant or his Beneficiary under the Pension Plan, determined under the Pension Plan as in effect on the date of the Participant's termination of employment with the Controlled Group (and payable in the same optional form as his Actual Pension Plan Benefit) but calculated as if (i) the Pension Plan did not contain the Code Limitations and (ii) the definition of "Compensation" contained in Section 2.1(5) hereof were substituted for the definition of Compensation under the Pension Plan and (b) the amount of the Actual Pension Plan Benefit. Notwithstanding the foregoing, in no event shall a Participant's Supplemental Retirement Benefit hereunder be less than the amount of the Participant's Minimum Benefit.

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          (3) Effect of QDRO. In the event that any portion of a Participant's benefit under any Pension Plan is allocated to an alternate payee pursuant to the terms of a qualified domestic relations order, the Participant's Supplemental Retirement Benefit hereunder shall be calculated without taking into account such allocation. In no event may an alternate payee receive a distribution or an allocation of any portion of a Supplemental Retirement Benefit hereunder.

          (4) Withholding/Taxes. To the extent required by applicable law, the Employers shall withhold from the Supplemental Retirement Benefits any taxes required to be withheld therefrom by an federal, state or local government.

     Section 3.2 Additional Supplemental Retirement Benefits.

          (1) Additional Benefits for Plan 006 Participants. In addition to the Supplemental Retirement Benefit described in Section 3.1, the Plan 006 Participants shall also receive the Supplemental Retirement Benefit described in this Section 3.2. A Plan 006 Participant shall receive a monthly Supplemental Retirement Benefit in an amount equal to the sum of A plus B, where:

          A = the difference between (1) the Indexed Merged Plan Benefit (as defined in the Pension Plan) that would be payable to the Plan 006 Participant if he were eligible for such Benefit and (2) the Plan 006 Participant's accrued benefit under the Merged Plan as of December 31, 1993; and

          B = the difference between (1) the Plan 006 Participant's Supplemental Retirement Benefit under this Plan as of December 31, 1993, expressed as a monthly benefit payable in the form of a single life annuity (without ancillary benefits) commencing on the Plan 006 Participant's Normal Retirement increased at the rate of 4%, compounded annually, for the number of full years between January 1, 1994 and the earlier of the Plan 006 Participant's first termination of employment for any reason with the Controlled Group (including retirement, death, disability) or the termination of the Plan, with simple interest at the rate of .333% per month for any remaining five months to the earlier of such termination of employment or the termination of the Plan, and (2) the Plan 006 Participant's Supplemental Retirement Benefit.

          (2) Additional 1994 Special Early Retirement Window Benefits. In addition to the Supplemental Retirement Benefit described in Section 3.1, a Participant who (i) is an Employee (other than an officer) of The North American Coal Corporation or Bellaire Corporation, (ii) has attained at least age 55 and is credited with at least 7 years of Benefit Service under The North American Coal Corporation Salaried Employees Pension Plan ("Plan 005") or has attained at least age 52 and is credited with at least 10 years of Benefit Service under Plan 005, in either case by December 31, 1994, (iii) terminated employment with the Controlled Group on or after August 1, 1994 and on or prior to December 31, 1994, and (iv) is a Highly Compensated Employee whose Compensation for the 1993 or 1994 Plan Year was at least $100,000 (a "Window Participant") shall also receive the Supplemental Retirement Benefit described in this

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Section. The additional Supplemental Retirement Benefit shall be a monthly amount equal to the difference between (a) the amount of monthly benefit payable to the Window Participant or his Beneficiary under Plan 005, calculated by adding an additional three years of Benefit Service or three years of age (or any combination thereof, as elected by the Window Participant) to the years of Benefit Service and/or age otherwise used for purposes of calculating a Pension under Plan 005 (to the extent that such additions result in an increased Pension thereunder) and (b) the amount of the actual Pension Plan Benefit.

          (3) Additional 1998 Special Early Retirement Window Benefits.

     (a) The following provisions shall apply to Participants who (i) are Employees (other than officers) of The Coteau Properties Company or The Falkirk Mining Company, (ii) are paid on a semi-monthly basis, (iii) have attained at least age 50 and have been credited with at least 10 years of Benefit Service by July 15, 1998, (iv) effectively elected by August 31, 1998, in writing on a form provided by the Employers, to retire on January 4, 1999 and (v) are highly compensated employees (as defined in Code Section 414(q)) whose Compensation for the 1997 and 1998 Plan Years was at least $100,000 (a "1998 Window Participant").

     (b) In addition to the Supplement Retirement Benefit described in Section 3.1, the 1998 Window Participants shall also receive the following additional Supplemental Retirement Benefits:

     (i) A monthly amount equal to the difference between (A) the amount of the monthly benefit payable to the 1998 Window Participant or his Beneficiary under Plan 005, calculated by adding an additional sixty months of Benefit Service or sixty months of Age (or any combination thereof not exceeding sixty total months, as elected by the 1998 Window Participant) to the years of Benefit Service and/or Age otherwise used for purposes of calculating a Pension under Plan 005 (to the extent that such additions result in an increased Pension thereunder) and (B) the amount of the Actual Pension Benefit.

     (ii) For 1998 Window Participants who have not attained age 62 by January 4, 1999,a non-qualified Social Security Supplement in the amount of $1,000 per month. The Social Security Supplement shall automatically be payable for the period from the first day of the month after the end of the 1998 Window Participant's pay-through date for vacation pay purposes until and including the month in which the 1998 Window Participant reaches age 62 and is eligible to apply for Social Security benefits (whether or not he or she actually applies for such benefits). In the event of the death of the 1998 Window Participant prior to reaching age 62, the Social Security Supplement shall continue to be paid to the surviving Spouse of the 1998 Window Participant (if any) until and including the month in which the 1998 Window Participant would have attained age 62 if he or she had lived.

     Section 3.3 Time and Manner of Payment.

          (1) Persons In Pay Status On Or Before December 31, 2006. The Supplemental Retirement Benefit of a Participant (or Beneficiary) who goes into pay status on or before December 31, 2006 shall commence at the same time and under the same conditions as the benefits payable to the Participant (or Beneficiary) under the Pension Plan. The

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Supplemental Retirement Benefit shall be payable in the same form and for the same duration as the benefits payable to the Participant (or Beneficiary) under the Pension Plan. Notwithstanding the foregoing, if the Participant is a Key Employee, payment of the Non-Grandfathered portion of the Supplemental Retirement Benefit shall be delayed for a period of six months following the date of the Participant's Termination of Employment, at which time, a single "make up" payment shall be issued. Notwithstanding the foregoing, the provisions of Section 3.2(3) shall govern the timing and form of payment of the Social Security Supplement to the 1998 Window Participants. In addition, the Supplemental Retirement Benefit for a 1998 Window Participant who has not attained age 55 by January 4, 1995 may commence to be paid under this Plan at the time and in the form elected by such Participant; provided, however, that
(i) if such Participant elects to commence the Supplemental Retirement Benefit before the earliest date on which the Actual Pension Plan Benefit becomes payable, the Supplemental Retirement Benefit payable hereunder shall be reduced by the Actual Pension Plan Benefit on the earliest date on which such Actual Pension Plan Benefit becomes payable under the Pension Plan, (ii) if such Participant does not elect to commence the Supplemental Retirement Benefit until on or after the earliest date on which the Actual Pension Plan Benefit becomes payable, the Supplemental Retirement Benefit payable hereunder shall be reduced by the Actual Pension Plan Benefit payable on the date on which the Supplemental Retirement Benefit commences, and (iii) for purposes of this sentence, the term "Actual Pension Plan Benefit" shall mean the monthly benefit that would be payable to the Participant or his Beneficiary under the Pension Plan if paid in the same form as the Supplemental Retirement Benefit.

          (2) Persons Going Into Pay Status After December 31, 2006. The Grandfathered Supplemental Retirement Benefit of a Participant (or Beneficiary) who goes into pay status after December 31, 2006 shall commence at the same time and under the same conditions as the benefits payable to the Participant (or Beneficiary) under the Pension Plan. The Grandfathered Supplemental Retirement Benefit shall be payable in the same form and for the same duration as the benefits payable to the Participant (or Beneficiary) under the Pension Plan. The Non-Grandfathered Supplemental Retirement Benefit of a Participant (or Beneficiary) who goes into pay status after December 31, 2006 will be paid in the form of a single life annuity commencing at the later of the Participant's Termination of Employment or attainment of age 55. Notwithstanding the foregoing, if the Participant is a Key Employee, payment of the Non-Grandfathered Supplemental Retirement Benefit shall be delayed for a period of six months following the date of the Participant's Termination of Employment, at which time, a single "make up" payment shall be issued.

          (3) Cash-Out of Small Benefits. Notwithstanding the foregoing, if the present value of a Participant's or Beneficiary's Supplemental Retirement Benefit hereunder at the time of the Participant's Termination of Employment is $10,000 or less, such Benefit shall be paid as soon as practicable following such Termination in a lump sum that is the Actuarial Equivalent of such Benefit; provided, however, that if the Participant is a Key Employee, payment of the Non-Grandfathered portion of the Supplemental Retirement Benefit shall be delayed for a period of six months following the date of the Participant's Termination of Employment, at which time, a single "make up" payment shall be issued. Such $10,000 amount shall be calculated using an interest rate equal to the Applicable Interest Rate in effect on January 1 of the Plan Year in which the distribution is made. The Supplemental Retirement Benefit described in
Section 3.2(2) shall not be subject to the provisions of this Subsection.

     Section 3.4 Liability for Payment.

          (1) The Employer by which the Participant was employed at the time of his termination of employment with the Controlled Group shall pay the Supplemental Retirement Benefit to the Participant and/or his Beneficiary, but such Employer's liability hereunder shall be limited to its proportionate share of such Supplemental Retirement Benefit, determined as hereinafter provided. If the benefits payable to the Participant and/or his Beneficiary under a Pension Plan are based on the Participant's employment with more than one Employer, the amount of the Supplemental Retirement Benefit shall be shared by all such Employers (by reimbursement to the Employer making such payment) as may be agreed to between them in good faith, taking into consideration the Participant's Benefit Service and Compensation paid by each such Employer and as will permit the deduction (for purposes of federal income taxes) by each such Employer of its portion of the payments made and to be made hereunder.

          (2) The liabilities of the Employers hereunder shall be several liabilities and no Employer shall be liable for the default of any other Employer hereunder, even though it has, for convenience of administration, agreed to pay directly to the Participant or Beneficiary the entire Supplemental Retirement Benefit as provided in Subsection (1) of this Section.

                                   ARTICLE IV
                                     VESTING

     Section 4.1 Vesting. All Participants are 100% fully vested in their Supplemental Retirement Plan Benefits hereunder.

                                    ARTICLE V
                                  MISCELLANEOUS

     Section 5.1 Limitation on Rights of Participants and Beneficiaries - No Lien. This Plan is an unfunded, nonqualified plan and the entire cost of this Plan shall be paid from the general assets of one or more of the Employers. No trust has been established for the Participants or Beneficiaries. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of an Employer. Nothing contained herein shall be deemed to create a lien in favor of any Participant or Beneficiary on any assets of any Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Employers and shall have no right to, prior claim to, or security interest in, any assets of the Company or any Employer.

     Section 5.2 Nonalienation. No right or interest of a Participant or his Beneficiary under this Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or his Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Company may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as the Company may deem proper; provided, however, that the provisions of this sentence shall not be applicable to the surviving Spouse of any deceased Participant if the Company consents to such inapplicability, which consent shall not unreasonably be withheld; and provided further that this provision shall not apply to the extent it violates Code Section 409A.

     Section 5.3 Employment Rights. Employment rights shall not be enlarged or affected hereby. The Employers shall continue to have the right to discharge a Participant, with or without cause.

     Section 5.4 Administration of Plan.

          (1) The Compensation Committee shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and, for purposes of the Employee Retirement Income Security Act of 1974, as amended, the Company shall be the plan sponsor and the plan administrator. The Compensation Committee shall interpret where necessary, in its reasonable and good faith judgment, the provisions of the Plan and, except as otherwise provided in the Plan, shall determine the rights and status of Participants and Beneficiaries hereunder (including, without limitation, the amount of any Supplemental Retirement Benefit to which a Participant or Beneficiary may be entitled under the Plan.

          (2) Notwithstanding the foregoing, the Board of Directors of the Company and the Company each may, from time to time, delegate all or part of the administrative powers, duties and authorities delegated to it under this Plan to such person or persons, office or committee as it shall select.

     Section 5.5 Expenses. The Employers shall pay all expenses incurred in the administration and operation of the Plan.

     Section 5.6 Claims Procedure.

          (1) Any Participant or Beneficiary who believes that he is entitled to receive a benefit under the Plan which he has not received may file with the Compensation Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such a claim. Such a claim must be signed by the claimant or his duly authorized representative (the "Claimant").

          (2) Whenever the Compensation Committee denies (in whole or in part), a claim for benefits filed by a Claimant, the Compensation Committee shall transmit a written notice of such decision to the Claimant, within 90 days after such claim was filed (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the Claimant within the first 90 day period). Such notice shall be written in a manner calculated to be understood by the Claimant and shall state (a) the specific reason(s) for the denial of the claim, (b) specific reference(s) to pertinent provisions of the Plan on which the denial of the claim was based, (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's review procedures under Subsection (3) below and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

          (3) Within 60 days after the denial of his claim, the Claimant must request that the claim denial be reviewed by filing with the Compensation Committee a written request therefor. If such an appeal is not filed within this 60-day limit, the Claimant shall be deemed to have agreed with the Compensation Committee's denial of the claim. If such an appeal is so filed within such 60-days, a named fiduciary designated by the Compensation Committee shall (a) conduct a full and fair review of such claim and (b) mail or deliver to the Claimant a written decision on the matter based on the facts and pertinent provisions of the Plan within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. Such decision (a) shall be written in a manner calculated to be understood by the Claimant, (b) shall state the specific reason(s) for the decision, (c) shall make specific reference(s) to pertinent provisions of the Plan on which the decision is based and (d) shall, to the extent permitted by applicable law, be final and binding on all interested persons. During such full review, the Claimant shall be given an opportunity to review documents that are pertinent to the Claimant's claim and to submit issues and comments in writing. In addition, the notice of adverse determination shall also include statements that (a) the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits and (b) a statement of the Claimant's right to bring an action under Section 502(a) of ERISA.

     Section 5.7 Effect on other Benefits. Benefits payable to or with respect to a Participant under the Pension Plan or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan, except as specifically provided in such other plans.

     Section 5.8 Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Company may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

     Section 6.1 Amendment. Subject to Section 6.3, the Company (with the approval or ratification of the Benefits Committee) does hereby reserve the right to amend, at any time, any or all of the provisions of the Plan for all Employers, without the consent of any other Employer or any Participant, Beneficiary or any other person. Any such amendment shall be expressed in an instrument executed by an officer of the Company and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

     Section 6.2 Termination.

          (1) The Board of Directors of the Company (and/or the Compensation Committee thereof) does hereby reserve the right to terminate the Plan at any time for any or all Employers, without the consent of any other Employer or of any Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by an officer of the Company and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution. Any other Employer that has adopted the Plan may, with the written consent of the Compensation Committee, elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it, but it shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Any such withdrawal and termination shall be expressed in an instrument executed by an officer of the terminating Employer and shall become effective as of the date designated in such instrument or, if no date is specified, on the date of its execution. Notwithstanding the foregoing, if an Employer ceases to exist or is no longer a member of the Controlled Group, such action shall automatically constitute a termination of the Plan as to such Employer.

          (2) Upon any termination of the Plan, each affected Participant's Supplemental Pension Benefit shall be determined and distributed to him (or his Beneficiary) as otherwise provided in Article III.

     Section 6.3 Effect of Amendment and Termination.

          (1) No amendment or termination of the Plan shall, without the consent of the Participant (or, in the case of his death, his Beneficiary), adversely affect the amount of the vested Supplemental Retirement Benefit under the Plan of any Participant or Beneficiary as such Benefit exists on the date of such amendment or termination.

          (2) Notwithstanding any provision of the Plan to the contrary, in the event of a termination of the Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and/or manner of distribution of Supplemental Retirement Benefits, including, without limitation, by providing for the payment of a single lump sum payment to each Executive or Beneficiary then entitled to a Supplemental Retirement Benefit in an amount equal to the Actuarial Equivalent of such Benefit; to the extent permitted by Code Section 409A. Such lump sum amount shall be calculated by using an interest rate equal to the Applicable Interest Rate in effect on January 1 of the Plan Year in which the distribution is made.

          IN WITNESS WHEREOF, the Company has executed this restatement this 8th day of February, 2006.

                                        THE NORTH AMERICAN COAL CORPORATION


                                        By: /s/ Charles A. Bittenbender
                                            ------------------------------------
                                        Title: Assistant Secretary
                                               ---------------------------------